Exhibit 5.1

ד"ר ליפא מאיר	אדמית כהן-וינשטוק	ניר מנחם	צח כהן	TZAH COHEN	NIR MENAHEM	ADMIT COHEN-WEINSHTOK	DR. LIPA MEIR
צוריאל לביא	מאיר אלבוים	קרן בוצר	נוף שדה	NOF SADEH	KEREN BOZER	MEIR ELBAUM	ZURIEL LAVIE
אלון פומרנץ	טלי לב (II/III)	לילך הוק	תם פישר	TOM FISHER	LILACH HOEK	TALI LEV(II/III)	ALON POMERANC
ארתור מוהר (I)	סילביה גל-יהב	איתמר ליפנר	עמית ביטון	AMIT BITTON	ITAMAR LIPPNER	SYLVIA GAL-YAHAV	ARTHUR MOHER(I)
עוזי מור	אסף אילוז	גיא משולם	מאור זילכה	MAOR ZILKA	GUY MESHULAM	ASAF ILUZ	UZI MOR
גרי קופלוביץ	שי תמר	יוני שטינמץ	נועם שוורץ	NOAM SCHWARTZ	YONI SHTAINMETZ	SHAY TAMAR	GARY COPELOVITZ
גד אזור	רועי אייז	אלה בן-דור	בן לירז	BEN LIRAZ	ELLA BEN-DOR	ROY AIZ	GAD AZOR
ארז דר לולו	ד"ר גאי כרמי	טל אסולין-מנחמוב	אביחי אסולין	AVIHAY ASULIN	TAL ASULIN-MENAHEMOV	DR. GUY CARMI	EREZ DAR LULU
יריב שלום	יעל פלטאו-בילו (I)	יותם וייס	אביב אמר	AVIV AMAR	YOTAM WEISS	YAEL FLATAU-BILU (I)	YARIV SHALOM
רונן בהרב	נופר טפליץ	רימון דיין	רעות שאולי	REUT SHAULI	RIMON DAYAN	NUPHAR TEPLIZ	RONEN BAHARAV
ד"ר זיו פרייז (II)	יוסי מנדלבאום	תום ניסני	מורן צויבל	MORAN ZWIEBEL	TOM NISSANI	YOSSI MANDELBAUM	DR. ZIV M. PREIS (II)
מיכל שורץ	שמרית כרמי-נעמת	ארז גולן (נעים)	תום להב	TOM LAHAV	EREZ GOLAN (NAIM)	SHIMRIT CARMY NAAMAT	MICHAL SCHWARTZ
שבתאי מיכאלי	עומר מאירי	ישי לבנון	עדי קמחי	ADI KIMHI	ISHAY LEVANON	OMER MEIRI	SHABTAI MICHAELI
איתן שמואלי	קרנית אקריש	שחף רוט-קליין			SHAHAF ROTH-KLEIN	KARNIT AKRISH	EITAN SHMUELI
אמיר זולטי	יערה פרוינד-אברהם	עידו זבורוף			IDO ZABOROF	YAARA FRUEND-AVRAHAM	AMIR ZOLTY
ארז תיק	גרגורי אירגו	עמית זומר-פדידה			AMIT ZOMER-FADIDA	GREGORY IRGO	EREZ TIK
שירלי יפרח-אזור	יצחק אנידגר	ניר דפני			NIR DAFNI	ISAAC ANIDJAR	SHIRLEY IFRACH-AZOR
ד"ר ציפי איסר איציק	דור אבינרי	שקד ניסן-כהן			SHAKED NISSAN-COHEN	DOR AVINERY	DR. TZIPI ISER ITSIQ
גלי אופינסקי	איילת רם	סיגל ונצובסקי			SIGAL VANTSOVSKY	AYELET RAM	GALI OPINSKY
דוד וינשטיין	ליהי אלימלך	טל מורג	איל חיאט	EYAL KHAYAT	TAL MORAG	LIHI ELIMELECH	DAVID WEINSTEIN
דנית רימון	רעות בייץ	ירדן הדר	ד"ר יהודה בן מאיר (IV)	DR. YEHUDA BEN-MEIR (IV)	YARDEN HADAR	REUT BEITZ	DANIT RIMON
ד"ר יריב אילן	יאן פלדמן	שיר דיגמי-טל	ד"ר אירית מבורך (IV)	DR. IRIT MEVORACH (IV)	SHIR DIGMI-TAL	YAN FELDMAN	DR. YARIV ILAN

2 WEIZMANN ST. TEL AVIV 6423902 ISRAEL, BET AMOT HASHKAOT, FAX:+ 972-3-6070666 :פקס PHONE: +972-3-6070600 :ויצמן 2 ת"א 6423902, בית אמות השקעות, טלפון

June 26, 2020

Foresight Autonomous Holdings Ltd.

7 Golda Meir St.

Ness Ziona 7403650

Israel

Re: Foresight Autonomous Holdings Ltd.

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of Foresight Autonomous Holdings Ltd. (the “Company”), relating to 22,391,785 of the Company’s Ordinary Shares, no par value per share (the “Shares”), under the Foresight Autonomous Holdings Ltd. 2016 Equity Incentive Plan (the “Plan”).

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

In connection with this opinion, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the due constitution of the Board of Directors of the Company.

Based on the foregoing and subject to the qualifications stated herein, we advise you that in our opinion, the Shares issuable under the Plan have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Sincerely yours,

/s/ Lipa Meir & Co

EMAIL: LAW@LIPAMEIR.CO.IL	WWW.LIPAMEIR.CO.IL
(I) נוטריון (II) רשיון עו"ד בניו יורק (III) רשיון עו"ד באנגליה (IV) יועץ	(I) NOTARY (II) ADMITTED IN NY (III) ADMITTED IN ENGLAND (IV) OF COUNSEL